Exhibit 99.1

Valentis, Inc.

Valentis, Inc.	Investor and Media Inquiries
Joe Markey	Jeannine Medeiros
(650) 697-1900 x369	(650) 740-8589
markey@valentis.com	jmedeiros@aragon-consulting.com

Valentis Reports Results in Phase II Clinical Trial of Deltavasc™ in Peripheral Arterial Disease

Study misses primary endpoint but finds statistically significant improvement in exercise tolerance and ankle brachial index in patients treated with PINC™ polymer.

Conference call to be held at 1:00 p.m. ET, September 29, 2004

BURLINGAME, CA, September 29, 2004 – Valentis, Inc. (NASDAQ: VLTS) announced today that its Deltavasc™ product did not meet its primary endpoint in a Phase II clinical trial in patients with the intermittent claudication form of peripheral arterial disease.  The primary efficacy endpoint in the study was improvement in exercise tolerance after 90 days with the Deltavasc™ product versus control.  Patients in the Phase II clinical trial were randomized equally to receive either Deltavasc™ (Del-1 gene plus PINC™ polymer) or PINC™ polymer alone, which acted as the control agent in the clinical study.

Data from the trial indicate that both treatment arms were, in fact, active.  There was a statistically significant increase in exercise tolerance from baseline in both the Deltavasc™ (Del-1 gene plus PINC™ polymer) and PINC™ polymer treatment groups.  Importantly, there was also a statistically significant improvement in ankle brachial index (ABI), a clinical indicator of blood flow, in both the Deltavasc™ and PINC™ polymer treatment groups.  The improvement in exercise tolerance in both groups was virtually identical and well above the 14% or less placebo effect observed in previous trials of similar design.  The finding of statistically significant improvement in ABI concomitant with improvements in exercise tolerance is supportive of the exercise results and it points to a hemodynamic mechanism for the therapeutic effect of the PINC™ polymer.  Importantly, there was also a statistically significant correlation between improvement in peak walking time and improvement in ankle brachial index.

At the 90-day assessment, the PINC™ polymer group of 51 patients had a significant increase in exercise tolerance from baseline of 34% (p<0.00001) and the Deltavasc™ group of 49 patients had a significant increase in exercise tolerance from baseline of 32% (p=0.0001).  Importantly, the change in ankle brachial index was also statistically significant in both groups.  In the group receiving PINC™ polymer, there was an increase in ankle brachial index of 0.059 (p=0.00072).  For the group receiving PINC™ polymer plus Del-1, there was an increase in ankle brachial index of 0.048 (p=0.00665).  The correlation between improvement in peak walking time and the improvement in ankle brachial index was statistically significant (p=0.039).  Both Deltavasc™ and the PINC™ polymer were well tolerated.  Patient demographics and results of secondary endpoints were virtually identical.

Benjamin F. McGraw, III, Pharm.D. Chairman, President and CEO stated, “While we were surprised with the lack of difference in the two treatment groups in this trial, we believe there is sufficient evidence from our Phase II trial to warrant a pivotal trial of PINC™ polymer in peripheral arterial disease.  If PINC™ polymer demonstrates similar efficacy and safety in subsequent clinical trials, we intend to bring to market a product that is safer with more convenient dosing and potentially better efficacy than currently available products for peripheral arterial disease.  We also plan to initiate a trial of Deltavasc™ in a non-cardiovascular indication. Based on the preclinical studies completed to date, Del-1 is clearly an angiogenic agent.  We will continue to evaluate opportunities for this product in cardiovascular indications.”

Phase II Trial Design

This was a randomized, double-blind, placebo-controlled trial of 100 patients at 17 centers in the US.  The primary endpoint was change in exercise tolerance at 90 days in patients receiving Deltavasc™ versus

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those receiving PINC™ polymer.  Patients were randomized equally to receive either 84 mg of Deltavasc™, which is a formulation of a 5% solution of PINC™ polymer mixed with the Del-1 gene, or a 5% solution of the PINC™ polymer alone.  The PINC™ polymer was mixed with the Del-1 gene because PINC™ polymer is believed to be active on cell membranes, which increases the uptake of the gene.  This PINC™ polymer is a non-ionic polyoxyethylene-polyoxypropylene block copolymer, which has the chemical characteristics of components of cell membranes.  Patients eligible for entry into the trial had evidence of active intermittent claudication at baseline.

Valentis Conference Call

Valentis will be hosting a conference call and webcast today at 1:00 p.m. EDT to discuss the results of the Phase II Deltavasc™ clinical trial. To participate in the audio portion of the call, dial 800-322-0079 for domestic callers, and 973-409-9258 for international callers. A link to the webcast of the audio portion of the call will be available on the Investors Relations section of the Company's website, under the “Investor Relations” tab at www.valentis.com

A replay will be available at http://www.valentis.com starting approximately one hour after completion of the webcast.

About Valentis

Valentis is creating innovative cardiovascular therapeutics. The company begins its product development at the stage of a validated target and applies its expertise in formulation, manufacturing, clinical development and regulatory affairs to create products that fill unmet medical needs.  Valentis has a series of technologies that allow the company to generate novel therapeutics to treat a wide range of diseases.  While Valentis is focusing its efforts on the development of novel cardiovascular therapeutics, its technologies are being applied by its collaborators for the development of therapeutics to treat a variety of indications including infectious diseases and cancer.

Additional information about Valentis can be found at www.valentis.com.

This press release contains forward-looking statements regarding potential products based on PINC™ polymer for treatment of peripheral arterial disease, statements regarding the potential efficacy, safety and convenient dosing of PINC™ polymer, plans to initiate a trial of Deltavasc™ in a non-cardiovascular indication and Valentis ability to develop PINC™ polymer for treatment of peripheral arterial disease. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict. In particular, results obtained regarding PINC™ polymer as a result of the Phase II clinical trial of Valentis’ Deltavasc™ product may not be predictive of results obtained in a pivotal trial of PINC™ polymer in peripheral arterial disease.  Additional factors that could cause actual results to differ include risks related the initiation and conduct of a new clinical trial of PINC™ polymer, potential changes in study protocols, ability to enroll additional patients, ability to protect the intellectual property related to development of PINC™ polymer, the need for additional capital, uncertainties related to the timing of completing clinical trials, uncertainties related to the costs of completing clinical trials and whether clinical trial results will validate and support the safety and efficacy of a PINC™ polymer-based product. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Valentis will be able to commercially develop such product. Actual results may also differ from those projected in forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environments. These risks and uncertainties are described more fully in the Valentis Annual Report on Form 10-K for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on September 15, 2004. Forward-looking statements contained in this announcement are made as of this date and will not be updated.